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                                  FORM 8-K

                    CURRENT REPORT FOR ISSUERS SUBJECT TO
                     THE 1934 ACT REPORTING REQUIREMENTS

                                  FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 1996

                      AAVID THERMAL TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                                             02-0466826
- --------------------------------         ------------        -------------------
  (State or other jurisdiction           (Commission           (I.R.S. Employer
of incorporation or organization)        File Number)        Identification No.)


             One Kool Path, P.O. Box 400, Laconia, N.H.    03247
              (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (603) 528-3400
                                                     --------------

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ITEM 4. Changes in Registrant's Independent Accountant.

On August 29, 1996, the Board of Directors of Aavid Thermal Technologies, Inc., at the recommendation of the Company's Audit Committee, voted to replace Coopers & Lybrand L.L.P. with Arthur Andersen LLP as the Company's independent accountants, effective August 29, 1996.

Prior to their engagement, no events or consultations occurred with Arthur Andersen LLP which would require disclosure of the type specified in Item 304(a)(2) of Regulation S-K.

During the registrant's two most recent fiscal years, and in the subsequent interim period through August 29, 1996, there were no disagreements between Coopers & Lybrand L.L.P. and the Registrant regarding any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter of the disagreement in their report.

None of the reports of Coopers & Lybrand L.L.P. on the Registrant's financial statments for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has requested Coopers & Lybrand L.L.P. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Coopers and Lybrand L.L.P. agrees with the statements contained in the paragraphs above.
A copy of the letter from Coopers & Lybrand L.L.P. to the Securities and Exchange Commission is filed as Exhibit 1 hereto.

ITEM 7:

1. Letter from Coopers & Lybrand L.L.P. dated August 29, 1996.




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                         [COOPERS & LYBRAND LETTERHEAD]

                                                  August 29, 1996


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


Gentlemen:

We have read the statements made by Aavid Thermal Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as a part of the Company's Form 8-K reports for the month of August 1996. We agree with the statements concerning our Firm in such Form 8-K.



                                          Very truly yours,

                                          /s/ Coopers & Lybrand L.L.P.
                                          ---------------------------------
                                          Coopers & Lybrand L.L.P.


KKF/PSH
Attachments as stated